Exhibit 99.1

Extra Space Storage Inc.
PHONE (801) 365-4600
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
www.extraspace.com
FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports 2017 Fourth Quarter and Year-End Results
SALT LAKE CITY, February 20, 2018 — Extra Space Storage Inc. (NYSE: EXR) (the “Company”), a leading owner and operator of self-storage facilities in the United States and a member of the S&P 500, announced operating results for the three months and year ended December 31, 2017.
Highlights for the three months ended December 31, 2017:

•	Achieved net income attributable to common stockholders of $1.69 per diluted share, representing a 160.0% increase compared to the same period in 2016.

•
Achieved funds from operations attributable to common stockholders and unit holders (“FFO”) of $1.17 per diluted share. Excluding adjustments for non-cash interest and to remove the benefit from tax reform, FFO as adjusted ("Core FFO") was $1.12 per diluted share, representing an 8.7% increase compared to the same period in 2016.

•	Increased same-store revenue by 4.9% and same-store net operating income (“NOI”) by 5.7% compared to the same period in 2016.

•	Reported same-store occupancy of 91.9% as of December 31, 2017, compared to 91.5% as of December 31, 2016.

•
Acquired 24 operating stores, eight stores at completion of construction (a "Certificate of Occupancy store" or "C of O store") and purchased our joint venture partners' interest in six stores for a total investment of approximately $500.5 million.

•	Acquired three Certificate of Occupancy stores with joint venture partners for a total purchase price of approximately $46.6 million, of which the Company invested $11.8 million.

•	Paid a quarterly dividend of $0.78 per share.
Highlights for the year ended December 31, 2017:

•	Achieved net income attributable to common stockholders of $3.76 per diluted share, representing a 29.2% increase compared to the same period in 2016.

•
Achieved FFO of $4.37 per diluted share. Excluding adjustments to remove the benefit from tax reform, property losses and tenant reinsurance claims due to hurricanes and non-cash interest, Core FFO was $4.38 per diluted share, representing a 13.8% increase compared to the same period in 2016.

•	Increased same-store revenue by 5.1% and same-store NOI by 6.9% compared to the same period in 2016.

•	Acquired 30 operating stores, nine Certificate of Occupancy stores and purchased our joint venture partners' interest in six stores for a total investment of approximately $576.1 million.

•	Acquired seven Certificate of Occupancy stores with joint venture partners for a total purchase price of approximately $87.4 million, of which the Company invested $26.7 million.

Joe Margolis, CEO of Extra Space Storage Inc., commented: “It was another solid year for Extra Space. Our geographically diversified portfolio and best-in-class platform continue to produce consistent results despite the operational challenges that new supply presented in certain markets. For the year, same-store revenue increased 5.1%, NOI increased 6.9% and Core FFO per share increased 13.8%."

FFO Per Share:
The following table outlines the Company’s FFO and Core FFO for the three months and year ended December 31, 2017 and 2016. The table also provides a reconciliation to GAAP net income attributable to common stockholders and earnings per diluted share for each period presented (amounts shown in thousands, except share and per share data1 — unaudited):

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2017		2016		2017		2016
		(per share)		(per share)		(per share)		(per share)
Net income attributable to common stockholders	$215,983	$1.69	$82,403	$0.65	$479,013	$3.76	$366,127	$2.91
Impact of the difference in weighted average number of shares – diluted[2]		(0.09)		(0.04)		(0.21)		(0.17)
Adjustments:
Real estate depreciation	44,931	0.33	41,563	0.31	172,660	1.28	155,358	1.16
Amortization of intangibles	2,427	0.02	6,042	0.05	13,591	0.10	20,467	0.15
Loss (gain) on real estate transactions, earnout from prior acquisition and impairment of real estate	(118,808)	(0.88)	1,349	0.01	(112,789)	(0.84)	(8,465)	(0.06)
Unconsolidated joint venture real estate depreciation and amortization	1,222	0.01	1,024	0.01	5,489	0.04	4,505	0.03
Unconsolidated joint venture gain on sale of properties and purchase of partners' interests	—	—	(4,767)	(0.04)	—	—	(69,199)	(0.51)
Distributions paid on Series A Preferred Operating Partnership units	(572)	(0.01)	(1,271)	(0.01)	(3,119)	(0.02)	(5,085)	(0.04)
Income allocated to Operating Partnership noncontrolling interests	13,377	0.10	8,013	0.06	35,306	0.26	30,962	0.23
FFO attributable to common stockholders and unit holders	$158,560	$1.17	$134,356	$1.00	$590,151	$4.37	$494,670	$3.70
Adjustments:
Revaluation of deferred tax related to tax reform	(8,106)	(0.06)	—	—	(8,106)	(0.06)	—	—
Property losses and tenant re-insurance claims due to hurricanes, net	—	—	—	—	4,360	0.03	—	—
Non-cash interest expense related to amortization of discount on equity portion of exchangeable senior notes	1,276	0.01	1,264	0.01	5,103	0.04	4,980	0.04
Non-cash interest benefit related to out of market debt	—	—	(44)	—	—	—	(872)	(0.01)
Loss related to settlement of legal action	—	—	—	—	—	—	4,000	0.03
Acquisition related costs and other[3]	—	—	2,987	0.02	—	—	12,111	0.09
Core FFO attributable to common stockholders and unit holders	$151,730	$1.12	$138,563	$1.03	$591,508	$4.38	$514,889	$3.85
Weighted average number of shares – diluted[4]	135,028,104		134,831,414		135,066,080		133,798,946

(1)	Per share amounts may not recalculate due to rounding.

(2)
Adjustment to account for the difference between the number of shares used to calculate earnings per share and the number of shares used to calculate FFO per share. Earnings per share is calculated using the two-class method, which uses a lower number of shares than the calculation for FFO per share and Core FFO per share, which are calculated assuming full redemption of all OP units as described in note (4).

(3)
Beginning January 1, 2017, acquisition related costs have been capitalized due to the adoption of ASU 2017-01"Business Combinations (Topic 805): Clarifying the Definition of a Business", thus eliminating the need for an adjustment to Core FFO attributable to common stockholders and unit holders.

(4)
Extra Space Storage LP (the “Operating Partnership”) has outstanding preferred and common Operating Partnership units (“OP units”). These OP units can be redeemed for cash or, at the Company’s election, shares of the Company’s common stock. Redemption of all OP units for common stock has been assumed for purposes of calculating the weighted average number of shares — diluted as presented above. The computation of weighted average number of shares — diluted for FFO per share and Core FFO per share also includes the effect of share-based compensation plans and shares related to the exchangeable senior notes using the treasury stock method.

Operating Results and Same-Store Performance:
The following table outlines the Company’s same-store performance for the three months and year ended December 31, 2017 and 2016 (amounts shown in thousands, except store count data—unaudited)1:

	For the Three Months Ended December 31,		Percent	For the Year Ended December 31,		Percent
	2017	2016	Change	2017	2016	Change
Same-store rental revenues[2]	$210,803	$200,882	4.9%	$831,453	$790,864	5.1%
Same-store operating expenses[2]	55,909	54,355	2.9%	224,353	223,173	0.5%
Same-store net operating income[2]	$154,894	$146,527	5.7%	$607,100	$567,691	6.9%

Same-store square foot occupancy as of quarter end	91.9%	91.5%		91.9%	91.5%

Properties included in same-store[3]	701	701		701	701

(1)	A reconciliation of net income to same-store net operating income is provided later in this release, entitled "Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income."

(2)	Same-store revenues, same-store operating expenses and same-store net operating income do not include tenant reinsurance revenue or expense.

(3)
The properties included in the same-store pool were reduced from 732 stores as of September 30, 2017 to 701 as of December 31, 2017 due to 30 properties in which a majority interest was sold during the quarter, as well as one property which experienced a fire.

Same-store revenues for the three months and year ended December 31, 2017 increased due to gains in occupancy and higher rental rates for both new and existing customers. Expenses were higher for the three months ended December 31, 2017, primarily due to increases in property taxes, payroll and benefits and marketing, which were partially offset by decreases in repairs and maintenance and insurance. Expenses for the year ended December 31, 2017 were moderately higher primarily due to increases in property taxes and marketing expense offset by decreases in repairs and maintenance and insurance.
Major markets with revenue growth above the Company’s portfolio average for the year ended December 31, 2017 included Hawaii, Las Vegas, Los Angeles, Phoenix and Sacramento. Major markets performing below the Company’s portfolio average included Boston, Dallas, Denver and Houston.

Investment and Third-Party Management Activity:
The following table outlines the Company’s acquisitions and developments that are closed, completed or under agreement (dollars in thousands – unaudited):

	Closed through December 31, 2017		Closed Subsequent to December 31, 2017		Scheduled to Close/Complete in 2018		Total to Close/Complete in 2018		To Close/Complete in 2019-2020
	Stores	Price	Stores	Price	Stores	Price	Stores	Price	Stores	Price
Operating Stores	30	$407,050	4	$50,311	2	$25,550	6	$75,861	—	$—
C of O and Development Stores[1]	9	105,412	—	—	5	77,233	5	77,233	4	48,928
Buyout of JV Partners' Interest In Operating Stores[2]	6	58,869	—	—	—	—	—	—	—	—
Buyout of JV Partners' Interest in C of O Stores[2,3]	—	4,806	—	—	—	—	—	—	—	—
Total Wholly-Owned and Buyout of JV Partners' Interest	45	576,137	4	50,311	7	102,783	11	153,094	4	48,928

JV C of O and Development Stores (total purchase price)[1]	7	87,410	1	8,800	16	339,414	17	348,214	4	67,643
(Less) Joint Venture Partner Investment		(60,745)		(7,920)		(235,568)		(243,488)		(35,297)
Total EXR Investment in JV C of O and Development Stores	7	26,665	1	880	16	103,846	17	104,726	4	32,346
Total EXR Investment	52	$602,802	5	$51,191	23	$206,629	28	$257,820	8	$81,274

(1)
The locations of development and Certificate of Occupancy stores and joint venture ownership interest details are included in the supplemental financial information published on the Company’s website at www.extraspace.com.

(2)	The buyout of JV partners' interest in stores is reported at the value paid for the partners' remaining ownership interest.

(3)
A joint venture, in which the Company had a majority interest, purchased a Certificate of Occupancy store on April 11, 2017. The Company purchased the JV partner's interest in the same property for $4,806 prior to year-end. The buyout is not counted in the store count totals since it was already considered in the "Closed through December 31, 2017" store count, but the buyout amount is considered.

The projected developments and acquisitions under agreement described above are subject to customary closing conditions and no assurance can be provided that these developments and acquisitions will be completed on the terms described, or at all.
Dispositions:
On November 30, 2017, the Company sold 36 stores, 30 of which were in the same store pool, for a total sales price of $295.0 million into a joint venture. The Company now owns a 10% interest in the joint venture and TIAA, through an account advised by TH Real Estate, ultimately owns the remaining 90%. Proceeds from the transaction were reinvested in a series of acquisitions through 1031 exchanges. All 36 properties sold to the joint venture continue to be managed by the Company.
Property Management:
As of December 31, 2017, the Company managed 422 stores for third-party owners. With an additional 215 stores owned and operated in joint ventures, the Company had a total of 637 stores under management. The Company continues to be the largest self-storage management company in the United States.
Balance Sheet:
During the three months ended December 31, 2017, the Company did not sell any shares of common stock using its "at the market" ("ATM") equity program. At December 31, 2017, the Company had $349.4 million available for issuance under the ATM program.

As of December 31, 2017, the Company’s percentage of fixed-rate debt to total debt was 74.7%. The weighted average interest rates of the Company’s fixed and variable-rate debt were 3.3% and 3.1%, respectively. The combined weighted average interest rate was 3.3% with a weighted average maturity of approximately 4.7 years.
Dividends:
On December 29, 2017, the Company paid a fourth quarter common stock dividend of $0.78 per share to stockholders of record at the close of business on December 15, 2017.

Outlook:
The following table outlines the Company’s FFO estimates and annual assumptions for the year ending December 31, 20181:

	Ranges for 2018 Annual Assumptions		Notes
	Low	High
Funds from operations attributable to common stockholders and unit holders	$4.52	$4.62
Core funds from operations attributable to common stockholders	$4.55	$4.65
Dilution per share from C of O and value add acquisitions	$0.21	$0.21
Same-store property revenue growth	3.25%	4.25%	Assumes a same-store pool of 787 stores and excludes tenant reinsurance
Same-store property expense growth	3.25%	4.25%	Assumes a same-store pool of 787 stores and excludes tenant reinsurance
Same-store property NOI growth	3.00%	4.50%	Assumes a same-store pool of 787 stores and excludes tenant reinsurance
Weighted average one-month LIBOR	1.91%	1.91%

Net tenant reinsurance income	$90,500,000	$91,500,000
Management fees, other income and interest income	$46,000,000	$47,000,000
General and administrative expenses	$82,000,000	$83,000,000	Includes non-cash compensation expense
Average monthly cash balance	$50,000,000	$50,000,000
Equity in earnings of real estate ventures	$16,500,000	$16,500,000
Acquisition of operating stores (wholly-owned)	$175,000,000	$175,000,000
Development and C of O stores (wholly-owned)	$120,000,000	$120,000,000
Investment in Development and C of O stores in joint venture	$105,000,000	$105,000,000	Represents the Company's investment
Interest expense	$171,000,000	$173,000,000
Non-cash interest expense related to exchangeable senior notes	$5,000,000	$5,000,000	Excluded from Core FFO
Taxes associated with the Company's taxable REIT subsidiary	$9,500,000	$9,500,000
Weighted average share count	135,200,000	135,200,000	Assumes redemption of all OP units for common stock

(1)
A reconciliation of net income outlook to same-store net operating income outlook is provided later in this release entitled "Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income." The reconciliation includes details related to same-store revenue and same-store expense outlooks. A reconciliation of net income per share outlook to funds from operations per share outlook is provided later in this release entitled "Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share."

FFO estimates for the year are fully diluted for an estimated average number of shares and OP units outstanding during the year. The Company’s estimates are forward-looking and based on management’s view of current and future market conditions. The Company’s actual results may differ materially from these estimates.
Supplemental Financial Information:
Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Under the "Company Info" navigation menu on the home page, click on “Investor Relations”, then under the “Financials & Stock Info” navigation menu click on “Quarterly Results”. This supplemental information provides additional detail on items that include store occupancy and financial performance by portfolio and market, debt maturity schedules and performance of lease-up assets.
Conference Call:
The Company will host a conference call at 1:00 p.m. Eastern Time on Wednesday, February 21, 2018, to discuss its financial results. To participate in the conference call, please dial 855-791-2026 or 631-485-4899 for international participants; conference ID: 4986137. The conference call will also be available on the Company’s website at www.extraspace.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will be available for 30 days on the Company’s website in the Investor Relations section.
A replay of the call will also be available by telephone, from 4:00 p.m. Eastern Time on February 21, 2018, until 4:00 p.m. Eastern Time on February 26, 2018. The replay dial-in numbers are 855-859-2056 or 404-537-3406 for international callers; conference ID: 4986137.
Forward-Looking Statements:
Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning the benefits of store acquisitions, developments, favorable market conditions, our outlook and estimates for the year and other statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and developments and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:

•	adverse changes in general economic conditions, the real estate industry and the markets in which we operate;

•	failure to close pending acquisitions and developments on expected terms, or at all;

•	the effect of competition from new and existing stores or other storage alternatives, which could cause rents and occupancy rates to decline;

•	potential liability for uninsured losses and environmental contamination;

•
the impact of the regulatory environment as well as national, state and local laws and regulations, including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;

•	disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;

•	increases in interest rates;

•	reductions in asset valuations and related impairment charges;

•	our lack of sole decision-making authority with respect to our joint venture investments;

•	the effect of recent changes to U.S. tax laws;

•	the failure to maintain our REIT status for U.S. federal income tax purposes; and

•	economic uncertainty due to the impact of natural disasters, war or terrorism, which could adversely affect our business plan.
All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.
Definition of FFO:
FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net income. Net income assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of operating stores and impairment write downs of depreciable real estate assets, plus depreciation and amortization related to real estate and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements. FFO should not be considered a replacement of net income computed in accordance with GAAP.
For informational purposes, the Company also presents Core FFO, which in previous quarters was referred to as FFO as adjusted. There have been no definitional changes between FFO as adjusted and Core FFO. Core FFO excludes revenues and expenses not core to our operations, acquisition related costs (prior to 2017) and non-cash interest. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance. The Company believes that by excluding revenues and expenses not core to our operations, the costs related to acquiring stores and non-cash interest charges, stockholders and potential investors are presented with an indicator of its operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. Core FFO by the Company should not be considered a replacement of the NAREIT definition of FFO. The computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.
Definition of Same-Store:

The Company’s same-store pool for the periods presented consists of 701 stores that are wholly-owned and operated and that were stabilized by the first day of the earliest calendar year presented. The same-store pool store count decreased from 732 stores as of September 30, 2017 due to a sale of the majority interest in 30 stores, as well as damage to a store from a fire, requiring removal from the pool. The Company considers a store to be stabilized once it has been open for three years or has sustained average square foot occupancy of 80.0% or more for one calendar year. The Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to occupancy, rental revenue (growth), operating expenses (growth), net operating income (growth), etc., stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions or completed developments.  Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole.

About Extra Space Storage Inc.:
Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a self-administered and self-managed REIT and a member of the S&P 500. As of December 31, 2017, the Company owned and/or operated 1,483 self-storage stores in 39 states, Washington, D.C. and Puerto Rico. The Company’s stores comprise approximately 1,020,000 units and approximately 112 million square feet of rentable space. The Company offers customers a wide selection of conveniently located and secure storage units across the country, including boat storage, RV storage and business storage. The Company is the second largest owner and/or operator of self-storage stores in the United States and is the largest self-storage management company in the United States.
###
For Information:
Jeff Norman
Extra Space Storage Inc.
(801) 365-1759

Extra Space Storage Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	December 31, 2017	December 31, 2016
	(Unaudited)
Assets:
Real estate assets, net	$7,132,431	$6,770,447
Investments in unconsolidated real estate ventures	70,091	79,570
Cash and cash equivalents	55,683	43,858
Restricted cash	30,361	13,884
Receivables from related parties and affiliated real estate joint ventures	2,847	16,611
Other assets, net	163,724	167,076
Total assets	$7,455,137	$7,091,446
Liabilities, Noncontrolling Interests and Equity:
Notes payable, net	$3,738,497	$3,213,588
Exchangeable senior notes, net	604,276	610,314
Notes payable to trusts, net	117,444	117,321
Revolving lines of credit	94,000	365,000
Accounts payable and accrued expenses	96,087	101,388
Other liabilities	81,026	87,669
Total liabilities	4,731,330	4,495,280

Commitments and contingencies

Noncontrolling Interests and Equity:
Extra Space Storage Inc. stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 126,007,091 and 125,881,460 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	1,260	1,259
Additional paid-in capital	2,569,485	2,566,120
Accumulated other comprehensive income	33,290	16,770
Accumulated deficit	(253,284)	(339,257)
Total Extra Space Storage Inc. stockholders' equity	2,350,751	2,244,892
Noncontrolling interest represented by Preferred Operating Partnership units, net of $120,230 notes receivable	159,636	147,920
Noncontrolling interests in Operating Partnership	213,301	203,354
Other noncontrolling interests	119	—
Total noncontrolling interests and equity	2,723,807	2,596,166
Total liabilities, noncontrolling interests and equity	$7,455,137	$7,091,446

Consolidated Statement of Operations for the three months and year ended December 31, 2017 and 2016
(In thousands, except share and per share data) - Unaudited

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Revenues:
Property rental	$246,351	$229,012	$967,229	$864,742
Tenant reinsurance	25,351	22,355	98,401	87,291
Management fees and other income	10,140	9,649	39,379	39,842
Total revenues	281,842	261,016	1,105,009	991,875
Expenses:
Property operations	67,604	64,122	271,974	250,005
Tenant reinsurance	5,177	3,210	19,173	15,555
Acquisition related costs and other[1]	—	2,987	—	12,111
General and administrative	18,790	18,355	78,961	81,806
Depreciation and amortization	49,157	49,158	193,296	182,560
Total expenses	140,728	137,832	563,404	542,037
Income from operations	141,114	123,184	541,605	449,838
Gain (loss) on real estate transactions, earnout from prior acquisition and impairment of real estate	118,808	(1,349)	112,789	8,465
Interest expense	(40,319)	(35,824)	(153,511)	(133,479)
Non-cash interest expense related to amortization of discount on equity component of exchangeable senior notes	(1,276)	(1,264)	(5,103)	(4,980)
Interest income	1,004	1,451	3,801	6,148
Interest income on note receivable from Preferred Operating Partnership unit holder	531	1,212	2,935	4,850
Income before equity in earnings of unconsolidated real estate ventures and income tax expense	219,862	87,410	502,516	330,842
Equity in earnings of unconsolidated real estate ventures	3,924	3,082	15,331	12,895
Equity in earnings of unconsolidated real estate ventures - gain on sale of real estate assets and purchase of joint venture partners' interests[2]	—	4,767	—	69,199
Income tax benefit (expense)	5,529	(4,843)	(3,625)	(15,847)
Net income	229,315	90,416	514,222	397,089
Net income allocated to Preferred Operating Partnership noncontrolling interests	(4,214)	(3,942)	(14,989)	(14,700)
Net income allocated to Operating Partnership and other noncontrolling interests	(9,118)	(4,071)	(20,220)	(16,262)
Net income attributable to common stockholders	$215,983	$82,403	$479,013	$366,127
Earnings per common share
Basic	$1.71	$0.65	$3.79	$2.92
Diluted	$1.69	$0.65	$3.76	$2.91
Weighted average number of shares
Basic	126,007,129	125,525,954	125,967,831	125,087,554
Diluted	134,676,639	126,065,539	134,155,771	125,948,076

(1)
Beginning January 1, 2017, the disposition of properties are not considered the disposal of a business due to the adoption of ASU 2017-01"Business Combinations (Topic 805): Clarifying the Definition of a Business."

(2)	Beginning January 1, 2017, acquisition related costs have been capitalized due to the adoption of ASU 2017-01"Business Combinations (Topic 805): Clarifying the Definition of a Business."

Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income — for the three months and year ended December 31, 2017 and 2016 (In thousands) — Unaudited

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Net income	$229,315	$90,416	$514,222	$397,089
Adjusted to exclude:
Loss (gain) on real estate transactions, earnout from prior acquisition and impairment of real estate	(118,808)	1,349	(112,789)	(8,465)
Equity in earnings of unconsolidated real estate joint ventures	(3,924)	(3,082)	(15,331)	(12,895)
Equity in earnings of unconsolidated real estate ventures - gain on sale of real estate assets and purchase of joint venture partners interests[1]	—	(4,767)	—	(69,199)
Acquisition related costs and other[2]	—	2,987	—	12,111
Interest expense	41,595	37,088	158,614	138,459
Depreciation and amortization	49,157	49,158	193,296	182,560
Income tax expense	(5,529)	4,843	3,625	15,847
General and administrative (includes stock compensation)	18,790	18,355	78,961	81,806
Management fees, other income and interest income	(11,675)	(12,312)	(46,115)	(50,840)
Net tenant reinsurance	(20,174)	(19,145)	(79,228)	(71,736)
Non same-store revenue	(35,548)	(28,130)	(135,776)	(73,878)
Non same-store expenses	11,695	9,767	47,621	26,832
Total same-store NOI	$154,894	$146,527	$607,100	$567,691

Same-store rental revenues	210,803	200,882	831,453	790,864
Same-store operating expenses	55,909	54,355	224,353	223,173
Total same-store NOI	$154,894	$146,527	$607,100	$567,691

(1)
Beginning January 1, 2017, the disposition of properties are not considered the disposal of a business due to the adoption of ASU 2017-01"Business Combinations (Topic 805): Clarifying the Definition of a Business."

(2)	Beginning January 1, 2017, acquisition related costs have been capitalized due to the adoption of ASU 2017-01"Business Combinations (Topic 805): Clarifying the Definition of a Business."

Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share — for the three months ending March 31, 2018 and year ending December 31, 2018 — Unaudited

	For the Three Months Ending March 31, 2018		For the Year Ending December 31, 2018
	Low End	High End	Low End	High End
Net income attributable to common stockholders per diluted share	$0.63	$0.65	$2.84	$2.94
Income allocated to noncontrolling interest - Preferred Operating Partnership and Operating Partnership	0.06	0.06	0.25	0.25
Fixed component of income allocated to non-controlling interest - Preferred Operating Partnership	—	—	(0.02)	(0.02)
Net income attributable to common stockholders for diluted computations	0.69	0.71	3.07	3.17

Adjustments:
Real estate depreciation	0.33	0.33	1.33	1.33
Amortization of intangibles	0.02	0.02	0.07	0.07
Unconsolidated joint venture real estate depreciation and amortization	0.01	0.01	0.05	0.05
Funds from operations attributable to common stockholders	$1.05	$1.07	$4.52	$4.62

Adjustments:
Non-cash interest expense related to amortization of discount on equity portion of exchangeable senior notes	0.01	$0.01	0.03	0.03
Core funds from operations attributable to common stockholders	$1.06	$1.08	$4.55	$4.65

Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income —
for the year ending December 31, 2018 (In thousands) — Unaudited

	For the Year Ending December 31, 2018
	Low	High
Net Income	$418,500	$435,500
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(16,500)	(16,500)
Interest expense (includes non-cash)	178,000	176,000
Depreciation and amortization	197,000	197,000
Income tax expense	9,500	9,500
General and administrative (includes stock compensation)	83,000	82,000
Management fees, other income and interest income	(46,000)	(47,000)
Net tenant insurance	(90,500)	(91,500)
Non Same Store Revenue	(67,000)	(67,000)
Non Same Store Expense	25,000	25,000
Total Same Store NOI	$691,000	$703,000

Same Store Revenue	$955,000	$964,000
Same Store Expense	(264,000)	(261,000)
Total Same Store NOI	$691,000	$703,000